UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2013

VMware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33622

Delaware	94-3292913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

(650) 427-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     Adoption of the VMware, Inc. Non-Qualified Deferred Compensation Plan
On August 14, 2013, the Compensation and Corporate Governance Committee of the Board of Directors (the “Committee”) of VMware, Inc. (the “Company”) adopted the Non-Qualified Deferred Compensation Plan (the “NDCP”), effective as of January 1, 2014, to provide certain unfunded deferred compensation benefits to a select group of management and highly-compensated employees of the Company and its participating subsidiaries (“Qualifying Employees”), including the Company's named executive officers. The NDCP is intended to comply with the requirements of Section 409A of the Internal Revenue Code. The NDCP is administered by the Company through individuals appointed by the Company's Chief Financial Officer (the “Plan Administrator”). Employees of the Company and its participating subsidiaries who are Qualifying Employees may participate in the NDCP if they are designated as eligible for participation by the Plan Administrator.
The NDCP allows a participant in the plan to defer voluntarily between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any), and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. Voluntary deferrals to the NDCP are at all times 100% vested. In addition, the Company and its participating subsidiaries may, but are not required to, make matching or discretionary contributions to the accounts of participants in the NDCP.
Deferrals and any Company contributions to the NDCP will be credited to a bookkeeping account maintained on behalf of the participant. Each participant's account will be valued by the Plan Administrator as if they were invested in one or more hypothetical investment funds that may be designated from time to time by the Plan Administrator and will be adjusted to reflect gains and losses based on the investment performance of the selected investment funds.
The Committee authorized the establishment of a grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which NDCP liabilities may be paid to the participants. Assets set aside in the rabbi trust remain subject to the claims of the creditors of the Company in the event of its insolvency or bankruptcy. NDCP participants are unsecured general creditors of the Company with respect to benefits under the NDCP.
A participant's NDCP account balance generally is distributed on the date(s) elected by the participant in accordance with the terms of the NDCP. Distributions are paid in the form of a lump sum cash payment or a fixed number of annual cash installment payments as elected by the participant in accordance with the terms of the NDCP, subject to certain exceptions as provided in the NDCP, such as death or disability (in which case a lump sum will be paid to the participant), a change in control of the Company (in which case the Company has the option to terminate the NDCP and accelerate payment of all vested amounts), or in-service withdrawals due to certain unforeseeable emergencies. Distributions generally are included in a participant's gross income and reported in the year(s) in which they are paid to the participant. The NDCP generally may be amended by the Company at any time at its sole discretion in accordance with applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: August 19, 2013	By:	/s/ S. Dawn Smith
S. Dawn Smith Senior Vice President, General Counsel, Chief Compliance Officer and Secretary